                                                                    EXHIBIT 21.1

                           PROVINCE HEALTHCARE COMPANY
                                  SUBSIDIARIES

                         Ashland Physician Services, LLC
                               Brim Hospitals, Inc
                            Care Health Company, Inc.
                      Eunice Community Medical Center, LLC
                                    HRMC, LLC
                 Mexia Principal Healthcare Limited Partnership
                              Mexia-Principal, Inc
                            Outpatient Services, Inc.
                         Palestine-Principal G.P., Inc.
               Palestine Principal Healthcare Limited Partnership
                                PHC-Ashland, L.P.
                               PHC-Aviation, Inc.
                              PHC-Belle Glade, Inc.
                              PHC-Charlestown, L.P.
                               PHC-Cleveland, Inc.
                           PHC-Doctors' Hospital, Inc.
                                 PHC-Elko, Inc.
                                PHC-Eunice, Inc.
                              PHC-Fort Mohave, Inc.
                              PHC-Fort Morgan, Inc.
                               PHC Hospitals, LLC
                                PHC-Indiana, Inc.
                                PHC-Jasper, Inc.
                                 PHC-Knox, Inc.
                              PHC-Lake Havasu, Inc.
                               PHC-Lakewood, Inc.
                              PHC-Las Cruces, Inc.
                              PHC-Los Alamos, Inc.
                               PHC-Louisiana, Inc.
                             PHC-Martinsville, Inc.
                              PHC-Minden G.P., Inc
                                PHC-Minden, L.P.
                              PHC-Morgan City, L.P.
                              PHC-Morgan Lake, Inc.
                               PHC-Opelousas, L.P.
                               PHC-Palestine, Inc.
                                 PHC-Selma, LLC
                               PHC-Tennessee, Inc.
                                PRHC-Alabama, LLC
                              PRHC-Ennis G.P., Inc.
                                PRHC-Ennis, L.P.
                   Principal Hospital Company of Nevada, Inc.
                             Principal Knox, L.L.C.
                              Principal Knox, L.P.
                             Principal-Needles, Inc.
                          Selma Diagnostic Imaging, LLC
                      Vaughan Regional Medical Center, LLC